                                                                  Exhibit 10.8

      I hereby certify that the exhibit attached hereto is a fair and accurate English translation of the Services Agreement, dated July 22, 1994, among TVA Brasil Radioenlaces Ltda., Televisao Show Time Ltda., Abril S.A. and Tevecap S.A. (including amendments).


                                          By: /s/DOUGLAS DURAN
                                              ---------------------------
                                              DOUGLAS DURAN
                                              Attorney-in-fact

Date:  February 21, 1997

                               SERVICES AGREEMENT

This Agreement for the Rendering of Services (the "Agreement") is entered into by and between:

(i) TVA BRASIL RADIOENLACES LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, at Rua do Rocio, 313, suites 101 and 111, registered as General Taxpayer under no. 50.884.495/0001-49, hereinafter simply called "TVA Brasil";

(ii) TELEVISAO SHOW TIME LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua do Rocio 313, suite 113, registered as General Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "TV Show Time";

(iii) ABRIL S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil at Av. Afonso Bovero, 52, registered as Corporate Taxpayer under no. 44.597.052/0001-62, hereinafter simply called Abril; and

(iv) TEVECAP S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua do Rocio 313, suite 101 (part), registered as Corporate Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "Tevecap";

WHEREAS TVA Brasil, TV Show Time and Abril (hereinafter collectively called "Licensees") are the holders or beneficiaries of the licenses and permits ("Licenses and Permits", which definition includes all licenses and permits held on this date or that may be held in connection with the Business) specified in the Exhibit hereof;

WHEREAS Tevecap and its Subsidiaries intend to exploit the subscription television programming and the activities of distribution thereof according to the terms of the Licenses and Permits and pursuant to the terms and conditions of this Agreement;

WHEREAS the Licensees and Tevecap intend to make the registration of certain agreements entered into by them concerning the exploitation of the Business pursuant to the Licenses and Permits;

The parties have agreed and contracted as follows:

Clause 1. - DEFINITIONS

      As used in this Agreement, the following terms shall have the following meaning:

      "Public Authority" shall mean the Ministry of Telecommunications and any other public body or governmental agency that has regulatory power over the telecommunication activities carried out in the Brazilian territory.

      "Assets" shall mean any and all rights of any nature of TVA Brasil and TV Show Time, as well as any rights of any nature of Abril that may be held or used by the Licensees in connection with the Business.

      "MMDS, DTH, VHF and UHF" shall mean the following technologies, respectively: (i) Multi-Point Multi-Channel Distribution System; (ii) satellite broadcasting directly to residences (Direct-to-Home); (either in the C Band, Ku Band or other frequency); (iii) Very High Frequency; and (iv) Ultra High Frequency.

      "MTV Brasil" shall mean the combination of all investments and interests of Mr. Robert Civita, Abrilcap Comercio e Participacoes Ltda. and related companies in the Music Television Network developed under license or licenses granted by MTV Networks, a division of Viacom International, Inc., either by UHF distribution or by any other type of distribution and all assets (including transmission and broadcasting equipment) and rights exercised or guaranteed by said licenses, provided that said rights are not comprised in the definition of Business and all responsibility and liabilities relating to said activities (including the ones that may be included in the definition of Business).

      "Business" shall mean the activity of distribution of subscription television (either through MMDS, DTH, cable direct transmission (including without being limited to coaxial cable and optical fiber cable), VHF, UHF or other transmission or air emission of signals or any other manner) and all activities (either creation, development, production, purchase, sale, licensing, distribution or any other manner) relating to programming that may be distributed as subscription television, in any hypothesis as negotiated at this time and in the future, except as to MTV Brasil, except and provided that MTV Brasil is incorporated into the Business.

      "Subsidiaries" shall mean at any specific time any legal entity which has its matters and policies directly or indirectly controlled by Tevecap, or which Tevecap has the powers to control, either by virtue of stock participation, contractual arrangements or due to the powers to elect the members of the council or by any other reason.

Clause 2. - TRANSFER OF RIGHTS OF USE

      Subject to the terms and conditions hereof, Licensees hereby agree to transfer, as it is hereby transferred with exclusivity and without any costs, to Tevecap and its Subsidiaries all rights of use and exploitation of the Licenses and Permits and of the Assets.

Clause 3. - NON-TRANSFERABILITY OF TITLE

      Notwithstanding any other express or implied provision hereof, Licensees shall remain (i) the sole and exclusive owners of the Licenses, Permits and Assets; (ii) the sole and exclusive contractual parties pursuant to the agreements entered into with the Public Authority or public acts of the Public Authority relating to each of the Licenses and Permits; and (iii) solely and exclusively liable before the Public Authority for any contractual and legal obligations undertaken before the Public Authority concerning the granting or concession of each of the Licenses and Permits.

Clause 4. - REPRESENTATIONS AND WARRANTIES BY LICENSEES

      Licensees jointly and severally declare and warrant to Tevecap that on the date of this Agreement:

a.    Authorization and Representation

      Licensees have full powers and are duly authorized by their articles of incorporation or articles of association to enter into this Agreement and to carry out the transactions contemplated herein. The execution of this Agreement by Licensees and the implementation of the transactions contemplated herein were duly and legally authorized by the Licensees' shareholders or quotaholders and no other procedure by the Licensees is necessary to authorize the execution of this Agreement or to authorize the implementation of the transactions contemplated herein. This Agreement was duly and validly executed, is individually enforceable by Licensees and constitutes a legal, valid and binding agreement to each Licensee, enforceable against each of the Licensees pursuant to its terms.

b.    Consents and Approvals

      The execution of this Agreement by Licensees or the implementation of the transactions contemplated herein or compliance with the provisions hereof does not require that either Licensee makes the registration with or notify or obtain any license, authorization, consent or approval from any governmental or regulatory agency or authority including, without being limited to, the Public Authority.

c.    Non-Violation

      Execution of this Agreement by Licensees and the assumption of and compliance with the obligations established herein and undertaken by Licensees are not in conflict with or result from violation of the charter or by-laws of the Licensees, laws or regulations and do not constitute default (or fact that upon lapse of time or notice or both may constitute default) in accordance with any of the terms, clauses, conditions or provisions of any credit instrument, negotiable instrument, mortgage, trust deed, license, franchise, permit, leasing, agreement, contract or any other instrument, commitment or obligation or any order, decree, injunction or determination to which any of the Licensees may be a party or by which any of the parties or their respective properties or assets may be bound.

d.    Governmental Authorizations and Regulations

      (i) The Licenses and Permits are in full force and effect and the title thereof is held by Licensees; (ii) to the best of Licensees' knowledge no action to amend, suspend, revoke, cancel, terminate or in any other manner restrict the Licenses or Permits is now pending or is threatened to be filed; (iii) all registrations, notices, communications and other documents necessary to make the proper renewal or issuance of the Licenses and Permits in due time and as necessary to carry out the Business as presently conducted and as intended by Licensees and by Tevecap in the next year were made, sent or in any other manner given; and (iv) no adverse administrative or governmental action was taken or may be taken concerning any of the Licenses and Permits. Neither of the Licenses or Permits were or shall be adversely affected in any manner by or shall expire or terminate due to any of the transactions contemplated herein. The Licenses and Permits are held by Licensees pursuant to all applicable laws, rules and directives and the Licensees have not received any notice of any alleged violation of any of the above mentioned Licenses and Permits.

e.    Validity

      The above representations and warranties made by Licensees shall remain in full force and effect during all the time this Agreement remains in force.

Clause 5. - LICENSEE'S OBLIGATIONS

      Licensees jointly and severally undertake the following obligations before
Tevecap:

      a. to maintain free and clear from any liabilities, encumbrances and burden of any nature and effectively to contest and endeavor their best efforts to terminate and overcome any opposition in connection with all licenses, authorizations, permits and concessions that may have been granted or assigned to them or that are held to their benefit; to apply for and to endeavor their best efforts to obtain from the Federal Government all licenses, authorizations, permits and concessions that are or may be required to carry out and expand the Business to Tevecap, its Subsidiaries or, in the event same cannot be granted to Tevecap or its Subsidiaries (and held to the benefit of Tevecap and its Subsidiaries) and should same not be held by Tevecap or its Subsidiaries, said licenses, authorizations, permits and concessions shall be ipso facto subject to the terms and conditions thereof;

      b. up to December 31, 1994, to take all possible steps to transfer all Licenses and Permits and Assets relating to MMDS to Tevecap and its Subsidiaries;

      c. to transfer, effective before the governmental authorities including, without being limited to, the Public Authority and third parties, all their Licenses and Permits and their Assets, free and clear from any burden, encumbrance or lien of any nature to Tevecap and its Subsidiaries, as soon as possible;

      d. as soon as possible but in any event not later than July 29, 1994, to make the registration of this Agreement with the proper Registry of Deeds and Documents ("Cartorio de Titulos e Documentos"), assuring that all Licenses and Permits subject to this Agreement cannot be transferred to any person other than Tevecap and its Subsidiaries;

      e. except as to Abril, not to have any employee and business or operation other than the title to the Licenses and Permits and Assets to the benefit of Tevecap and its Subsidiaries and to assure that all Licenses and Permits and Assets are available to Tevecap and its Subsidiaries pursuant to the terms hereof and in compliance with the provisions of this Agreement and not to incur in any debt, liability or obligation or acquire any asset or right other than in accordance with this Agreement;

      f. upon Tevecap's request, to take any measures that may be reasonably necessary or advisable to protect the right of Tevecap and its Subsidiaries of using Licensees' Licenses and Permits and the Assets;

      g. upon Tevecap's request, to take all necessary measures, including to make the registration of the proper documents with the proper public registration offices in order to make evident that the Licenses and Permits and the Assets cannot be transferred or assigned to any person other than Tevecap and its Subsidiaries.

Clause 6. - VALIDITY

a. This Agreement shall enter into force on the date of its execution and shall remain in force for a period of fifteen (15) years thereafter.

b. In the event there is no written communication by either party through the Registry of Deeds and Documents on its intent of not renewing this Agreement at least four months prior to expiration hereof this Agreement shall be successively renewed for two-year periods.

Clause 7. - JURISDICTION

      The parties elect the Courts of the City of Sao Paulo, State of Sao Paulo, Brazil, to exclusively solve any dispute or claim arising herefrom or in connection herewith.

Clause 8. - ASSIGNMENT

      This Agreement and any of the rights, interests or obligations in connection with the terms hereof cannot be assigned by either party without the prior and written consent of the other parties.

Clause 9. - CONSTRUCTION

      The headings of the clauses and sections hereof are for reference purposes only, are not part of the agreement between the parties and in no way affect the meaning or construction of the provisions hereof.

Clause 10. - SCOPE AND REVOCATION

      This Agreement, including the documents, exhibits, certificates and instruments mentioned herein represent the entire agreement between the parties concerning the obligations established herein. There is no other restriction, promise, representation, warranty, commitment or obligation other than the ones expressly established or mentioned herein or therein. Except as to the powers of attorney granted by TVA Brasil and TV Show Time on May 31, 1994 and on July 30, 1992, respectively, a copy of which is attached hereto, this Agreement supersedes and revokes all other prior agreements between the parties in connection with said obligations including, without being limited to, the Private Instrument of Operating Agreement for Special Service of Subscription Television entered into on November 30, 1991, between TVA Brasil, TV Show Time and Televisao Abril (Abril's predecessor).

And, being thus agreed and contracted, the parties sign this Agreement on the date first written above.

Sao Paulo, July 22, 1994.

TV BRASIL RADIOENLACES LTDA., by Robert Civita and Claudio Cesar D'Emilio (follow both signatures).

TELEVISAO SHOW TIME LTDA., by Robert Civita and Claudio Cesar D'Emilio (follow both signatures).

ABRIL S.A., by Robert Civita and Angelo Silvio Rossi (follow both signatures).

TEVECAP S.A., by Claudio Cesar D'Emilio and Angelo Silvio Rossi (follow both signatures).

Witnesses:  (follow two signatures)

                   FIRST AMENDMENT TO THE SERVICES AGREEMENT

This First Amendment to the Services Agreement (the "Amendment") is entered into by and between:

(i) TVA BRASIL RADIOENLACES LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, at Rua do Rocio, 313, suites 101 and 111, registered as General Taxpayer under no. 50.884.495/0001-49, hereinafter simply called "TVA Brasil";

(ii) TELEVISAO SHOW TIME LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, Brazil at Rua do Rocio 313, suite 113, registered as General Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "TV Show Time";

(iii) ABRIL S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil at Av. Afonso Bovero, 52, registered as Corporate Taxpayer under no. 44.597.052/0001-62, hereinafter simply called Abril; and

(iv) TEVECAP S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua do Rocio 313, suite 101 (part), registered as Corporate Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "Tevecap";

WHEREAS the above qualified parties entered into a Services Agreement (the "Services Agreement") on July 22, 1994, in connection with all Licenses and Permits held by Licensees;

The parties have agreed and contracted to amend the Services Agreement as follows:

1. For purposes of construction hereof the terms used but not defined herein shall have the same meaning established in the Services Agreement.

2. Item 5(b) of the Services Agreement is amended and shall hereinafter read as follows:

      (b) Licensees undertake to submit to the Tevecap's Administrative Council, up to December 31, 1995 (i) the status of transfer of all Licenses and Permits and Assets relating to MMDS to Tevecap and/or its Subsidiaries:
      (ii) material information and advice to be observed concerning the transfer of all Licenses and Permits and Assets relating to MMDS to Tevecap and/or its Subsidiaries;

3. Item 5(c) of the Services Agreement is amended and shall hereinafter read as follows:

      (c) as soon as possible but in any event after termination of the respective compulsory legal terms that prohibit transfer of title, to transfer, effective before the governmental authorities including, without being limited to, the Public Authority and third parties, all their Licenses and Permits and their Assets, free and clear from any burden, encumbrance or lien of any nature to Tevecap and/or its Subsidiaries;

4. The parties hereby give mutual, general, full and irrevocable release of any non-compliance with or violation of the terms and conditions of Clause 5(b) of the Services Agreement by either party; and, concerning Clause 5(e) of the Services Agreement, said release refers exclusively to the acts described in Clause 4.12 of the document called "Stock Purchase Agreement", signed on this date.

5. All other terms, clauses and conditions of the Services Agreement remain unchanged.

6. The parties elect the Courts of the City of Sao Paulo, State of Sao Paulo, Brazil, to exclusively solve any dispute or claim arising herefrom or in connection with this Amendment.

And, being thus agreed and contracted, the parties sign this Agreement on the date first above written.

Sao Paulo, August 23, 1995

TV BRASIL RADIOENLACES LTDA., (follow two signatures).

TELEVISAO SHOW TIME LTDA., (follow two signatures).

ABRIL S.A., (follow two signatures).

TEVECAP S.A., (follow two signatures).

Witnesses:  (follow two signatures)

                  SECOND AMENDMENT TO THE SERVICES AGREEMENT

This Second Amendment to the Services Agreement (the "Second Amendment") is entered into by and between:

(i) TVA BRASIL RADIOENLACES LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, at Rua do Rocio, 313, suites 101 and 111, registered as General Taxpayer under no. 50.884.495/0001-49, hereinafter simply called "TVA Brasil";

(ii) TELEVISAO SHOW TIME LTDA., a company with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua do Rocio 313, suite 113, registered as General Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "TV Show Time";

(iii) ABRIL S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Av. Afonso Bovero, 52, registered as Corporate Taxpayer under no. 44.597.052/0001-62, hereinafter simply called Abril; and

(iv) TEVECAP S.A., a corporation with head office in the City of Sao Paulo, State of Sao Paulo, Brazil, at Rua do Rocio 313, suite 101 (part), registered as Corporate Taxpayer under no. 58.535.477/0001-51, hereinafter simply called "Tevecap";

WHEREAS the above qualified parties entered into a Services Agreement (the "Services Agreement") on July 22, 1994, in connection with all Licenses and Permits held by Licensees, which agreement was thereafter amended by means of the First Amendment to the Services Agreement entered into on August 23, 1995 (the "First Amendment"); and

WHEREAS the parties have decided to amend once more the referred Services Agreement so as to clarify some obligations established therein and established in the First Amendment;

The parties have agreed and contracted to amend the Services Agreement as follows:

1. For purposes of construction hereof the terms used but not defined herein shall have the same meaning established in the Services Agreement.

2. It is hereby established that up to December 31, 1995, on which date Licensees shall submit to the Tevecap's Administrative Council the information set forth in Clause 5(b) of the Services Agreement (with the wording given by the First Amendment), Licensees shall also submit a definitive timetable for submission to the Ministry of Communications of the applications for transfer of all Licenses and Permits relating to MMDS to Tevecap and/or its Subsidiaries. It is hereby established that in said event said timetable shall establish the filing of said applications up to December 31, 1995, with the exception of the MMDS License for Porto Alegre-RS, which shall be transferred after the start-up of its operations.

3. Further to the provision of Clause 5(c) of the Services Agreement (with the wording given by the First Amendment thereto) Licensees undertake to endeavor all efforts to obtain from the Ministry of Communications a special authorization to transfer to Tevecap and/or its Subsidiaries, as soon as possible according to the new legislation or according to the new laws and regulations that may be enacted in the future, all Licenses and Permits relating to UHF. The License for open television referring to Channel 32
- UHF of Sao Paulo - SP granted to Abril S.A./MTV is an exception to this provision.

4. Licensees also undertake to maintain under their control and subject to the provisions of the Services Agreement any and all Licenses and Permits that may have been granted up to the present date to any company directly or indirectly related to Licensees or their controlling shareholders and/or quotaholders. If during the life of the Services Agreement any other License or Permit is granted by the Ministry of Communications to such company directly or indirectly related to the Licensees' controlling shareholders and/or quotaholders, same shall be subject to the Services Agreement so that within the scope of the Services Agreement all Licenses and Permits granted to the parties and that cannot be immediately transferred to Tevecap and/or its Subsidiaries and/or to Tevecap's and/or its Subsidiaries' controlling shareholders and/or quotaholders are maintained under the control of Tevecap and/or its Subsidiaries. The Licenses and Permits granted to companies in which Tevecap and/or its Subsidiaries or Tevecap's and/or its Subsidiaries' controlling shareholders and/or quotaholders have minority interest are not included in this provision; it is however established that if at any time during the life of the Services Agreement Tevecap and/or its Subsidiaries or Tevecap's and/or its Subsidiaries' controlling shareholders or quotaholders come to take control of any of the referred companies, the Licenses and Permits granted to same shall become immediately subject to the Services Agreement.

5. The parties agree to maintain the Services Agreement and the Amendments thereto in force for the time required to achieve the purpose of definitively transferring to Tevecap and/or its Subsidiaries all Licenses and Permits granted to the Licensees and/or to their controlling shareholders and/or quotaholders.

6. All other terms, clauses and conditions of the Services Agreement shall remain unchanged.

7. The parties elect the Courts of the City of Sao Paulo, State of Sao Paulo, Brazil, to exclusively solve any dispute or claim arising herefrom or in connection with this Second Amendment.

And, being thus agreed and contracted, the parties sign this Agreement on the date first written above.

Sao Paulo, November 30, 1995

TV BRASIL RADIOENLACES LTDA., (follow two signatures).

TELEVISAO SHOW TIME LTDA., (follow two signatures).

ABRIL S.A., (follow two signatures).

TEVECAP S.A., (follow two signatures).

Witnesses:  (follow two signatures)

                                    -3-